Exhibit 5.2

June 2, 2023

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

Ladies and Gentlemen:

We have acted as special counsel to LogicMark, Inc., a Nevada corporation (the “Registrant”), in connection with its filing of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1, as amended (File No. 333-259105) (the “Original Registration Statement” and, after giving effect to the Amendment, the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), by LogicMark, Inc., a Delaware corporation (the “Predecessor Registrant”), on August 26, 2021, and declared effective by the SEC on September 14, 2021. In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Registrant, as the successor registrant to the Predecessor Registrant, expressly to adopt the Original Registration Statement as its own Registration Statement, except as modified by the Amendment, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Registrant is the successor to the Predecessor Registrant as a result of the merger (the “Reincorporation”) of the Predecessor Registrant with and into the Registrant, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Registrant being the surviving corporation in the Reincorporation, on June 1, 2023, pursuant to that certain agreement and plan of merger, dated as of June 1, 2023, between the Predecessor Registrant and the Registrant (the “Agreement”). The Reincorporation was consummated by the filing of a certificate of ownership and merger on June 1, 2023 with the Secretary of State of the State of Delaware (the “Delaware Certificate”) and articles of merger with the Secretary of State of the State of Nevada (the “Nevada Articles”) on June 1, 2023, the effective time of the Reincorporation (the “Effective Time”).

At the Effective Time, pursuant to the Agreement, among other things, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.0001 per share (the “Predecessor Common Stock”), automatically converted into one share of common stock, par value $0.0001 per share, of the Registrant (“Registrant Common Stock”), and (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants.

For the purposes of this opinion, unless the context otherwise requires, (i) references to the “Company” mean the Predecessor Registrant and its subsidiaries, as applicable, with respect to the period prior to the Effective Time, and the Registrant with respect to the period on and after the Effective Time; and (ii) references to “Common Stock” mean (A) as of any period prior to the Effective Time, the Predecessor Common Stock, and (B) as of any period at and after the Effective Time, the Registrant Common Stock.

The Original Registration Statement related to the proposed sale of (i) an aggregate of 24,250,000 shares of Common Stock (the “Shares”), and (ii) common stock purchase warrants to purchase up to an aggregate of 24,250,000 shares of Common Stock (the “Warrants”), based on a combined public offering price per Share and accompanying Warrant of $0.45, and to the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The number of Shares and Warrant Shares, as well as the price per Share and accompanying Warrant, do not reflect the 1-for-10 reverse stock split of the Predecessor Common Stock effected by the Predecessor Registrant on October 15, 2021 or the subsequent 1-for-20 reverse stock split of the Predecessor Common Stock effected by the Predecessor Registrant as of April 21, 2023.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Original Registration Statement and all amendments thereto, including without limitation the Amendment, and the exhibits filed therewith, (ii) the Warrants, (iii) the underwriting agreement between the Company and the representative of the underwriters in connection with the offering of the Securities, (iv) the minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (v) the Agreement, (vi) the articles of incorporation and bylaws of the Registrant, each as in effect to date, (vii) the Delaware Certificate and the Nevada Articles, and (viii) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

For purposes of our opinion, we have also examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (the “NRS”). Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York, the DGCL and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Securities have been duly authorized for issuance by the Company, (ii) the Shares, when issued and sold as described in the Registration Statement, were validly issued, fully paid and non-assessable, (iii) provided that the Warrants have been duly executed and delivered by the Company against payment therefor pursuant to the applicable agreements, such Warrants, when sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company and (iv) the Warrant Shares issuable upon payment to the Company of the required consideration, when issued and sold by the Company and paid for in accordance with the terms of the Warrants, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion is furnished in connection with the filing of the Amendment and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.2 to the Amendment and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

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